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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2002

POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4838 Jenkins Avenue	29405
North Charleston, SC	(Zip Code)

Registrant's telephone number, including area code: (843) 566-7293

Item 5.    Other Matters.

        Polymer Group, Inc. (the "Company") issued a press release on March 27, 2002, which announced its earnings for fiscal year 2001. A copy of the press release dated March 27, 2002 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The Company also issued a press release on March 26, 2002, which announced that it received notification that an involuntary Chapter 11 petition had been filed against the Company, that the Company has commenced discussions with the petitioning creditors on a potential consensual and prompt withdrawal of the petition, and that if the petition is not withdrawn the Company anticipates that the court may dismiss the petition in light of the Company's exchange offer and comprehensive financial restructuring currently in progress. A copy of the press release dated March 26, 2002 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

        The Company also issued a press release on March 27, 2002, which announced that while it continues to explore the possible consensual dismissal/withdrawal of the involuntary petition filed on March 25, 2002, it has filed a motion to dismiss the involuntary Chapter 11 filing. A copy of the press release dated March 27, 2002 is attached hereto as Exhibit 99.3 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER GROUP, INC.
Dated: March 28, 2002	By:	/s/ JAMES G. BOYD James G. Boyd Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 27, 2002
99.2	Press release dated March 26, 2002
99.3	Press release dated March 27, 2002

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SIGNATURES
EXHIBIT INDEX